Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-128960 and Form S-8 Nos. 333-82652, 333-126154, 333-144777, 333-164697 and 333-175900 of GameStop Corp. of our reports dated April 3, 2013, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ BDO USA, LLP
BDO USA, LLP
Dallas, Texas
March 30, 2015